AIRCRAFT LEASE AGREEMENT

                          Dated as of February 26, 1999

                                     Between

                           FIRST SECURITY BANK, N.A.,
                                As Owner Trustee,

                                     Lessor

                                       and

                             FRONTIER AIRLINES, INC.

                                     Lessee


                       One Boeing Model 737-200A Aircraft
                   Bearing Manufacturer's Serial Number 23007



Items marked with "*" have been omitted pursuant to a request for confidential treatment.

                            AIRCRAFT LEASE AGREEMENT


      THIS AGREEMENT dated February 26, 1999 ("Lease"), between FIRST SECURITY BANK, N.A., not in its individual capacity but solely as owner trustee ("Lessor"), and FRONTIER AIRLINES, INC., a Colorado corporation ("Lessee").

      Lessee desires to lease from Lessor and Lessor is willing to lease to Lessee the aircraft described herein upon and subject to the terms and conditions of this Lease. In consideration of the mutual promises herein, Lessor and Lessee agree as follows:

                                    SECTION 1
                                   DEFINITIONS

      Terms used in this Lease have the respective meanings specified in Exhibit A.

                                    SECTION 2
                              LEASE AND CONDITIONS

(1) Lessor hereby agrees, subject to satisfaction of the conditions set forth herein, to lease the Aircraft to Lessee, and Lessee hereby agrees to lease the Aircraft from Lessor, on the terms of this Lease.

(2) Lessor's obligation to lease the Aircraft hereunder to Lessee shall be conditioned upon (i) the absence of any Default hereunder and the absence of any materially adverse change in Lessee's financial condition or prospects from the date hereof to the Delivery Date, and (ii) the receipt by Lessor of the following documents on or before the Delivery Date, all of which shall be reasonably satisfactory in form and substance to Lessor: (1) a Lease Supplement executed by Lessee, and effective as of the Delivery Date; (2) such officer's certificates and legal opinions relating to due authority to enter into, the enforceability of, and absence of Defaults under this Lease as Lessor shall require; (3) an Approved Insurance Broker's report as to the due compliance with the insurance provisions of Section 11 hereof; (4) a certificate of an Approved Insurance Broker evidencing the insurance as required by Section 11 hereof; (5) a certificate in the form of Exhibit D completed, executed and delivered by Lessee setting forth the status of the Aircraft and Engines on the Delivery Date; and (6) such other documents and matters incident to the foregoing as Lessor may reasonably request. (1)

                                    SECTION 3
                          DELIVERY AND ACCEPTANCE; TERM

(3) Delivery; Place of Delivery and Acceptance. The Aircraft is expected to be available for delivery on or about the Estimated Delivery Date, and shall be delivered to and accepted by Lessee at the Delivery Location.

(4) Casualty to the Aircraft Preceding Delivery; Excusable Delay. Upon a Casualty Occurrence taking place prior to delivery of the Aircraft to Lessee, this Lease shall terminate. If an Excusable Delay prevents the delivery of the Aircraft beyond April 15, 1999, Lessor shall notify Lessee in writing thereof, and at the option of Lessee, this Lease shall terminate. Lessor shall not be responsible for the failure to deliver the Aircraft hereunder due to an Excusable Delay.

(5) Pre-Delivery Check Flight. Prior to the Delivery Date, Lessee shall be permitted to assign up to two representatives (one of whom may sit in the jump seat in the cockpit) to participate as observers in a functional check flight of not more than two (2) hour's duration, at Lessor's expense, to enable Lessee to verify that the Aircraft satisfies the conditions set forth in Exhibit E hereto. Lessor will provide the pilots and insurance for the functional check flight.

(6) Correction of Deficiencies. If the pre-delivery check flight reveals that the Aircraft does not fulfill the conditions described in Exhibit E, Lessor and Lessee shall attempt in good faith to agree upon a list of deficiencies with respect to the Aircraft. If the parties are unable to agree upon such list, then this Lease shall terminate. If the parties are able to agree upon such list, then Lessor shall cure such deficiencies listed thereon during which time Lessee may have a reasonable number of representatives to observe such corrections being made. Upon correction of such deficiencies, Lessee shall promptly re-inspect the Aircraft and if the Aircraft is then in compliance with the conditions described in Exhibit E, Lessee shall accept delivery of the Aircraft.

(7) Acceptance of Aircraft. Except as may otherwise be expressly provided pursuant to the terms of this Lease, the Aircraft is to be leased to Lessee "AS IS," "WHERE IS" and SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET FORTH IN SECTION 5(a) HEREOF. Upon tender of the Aircraft for delivery hereunder by Lessor, if the Aircraft is in the condition specified in Exhibit E, Lessee shall immediately accept delivery of the Aircraft. Upon acceptance of the Aircraft Lessee shall thereupon indicate and confirm its irrevocable acceptance of the Aircraft by delivery to Lessor of a duly executed Lease Supplement, dated the Delivery Date.

(8) Term of Lease. The Term of this Lease shall commence on the Delivery Date and shall continue until the Expiration Date; provided that this Lease may be earlier terminated or renewed pursuant to the provisions hereof. Throughout the Term and until redelivery of the Aircraft in accordance with Section 12 hereof, Lessee shall bear all risks of loss, theft, damage and destruction of or to the Aircraft and every Part thereof, and no such loss, theft, damage or destruction nor any other event, circumstance or change in Law shall impair, discharge or frustrate any obligation of Lessee under this Lease (including, without limitation, as to Rent or other payments), so that all such obligations shall, save as expressly provided in Section 10 hereof, continue in full force and effect.

                                    SECTION 4
                                RENT AND RESERVES

(9) Rent. Lessee covenants and agrees to pay to Lessor, or its assigns: (i) the Initial Basic Rent Payment Amount on the Delivery Date, (ii) Basic Rent in consecutive installments on each Basic Rent Payment Date; (iii) the Final Basic Rent Payment Amount on the Final Basic Payment Date; and (iv) Supplemental Rent as the same becomes due. If a Basic Rent Payment Date shall fall on a day which is not a Business Day, any payment due on such Basic Rent Payment Date shall be made on the next succeeding Business Day. All Rent and other amounts payable under this Lease shall be paid in immediately available funds, at the Payment Location or at such other location as Lessor shall designate in writing.

(10) Reserves. Separate reserve accounts shall be established by Lessor for the Airframe, each Engine and each landing gear. On the tenth (10) calendar day of each month during the Term, Lessee shall pay Lessor an amount calculated as the product of the number of Flight Hours of operation during the prior calendar month, and the Airframe Reserve Rate, Landing Gear Reserve Rate and Engine Reserve Rate, as applicable. Subject to receipt of satisfactory invoices, Lessor shall use amounts deposited in each reserve account to reimburse Lessee for the actual out-of-pocket costs incurred by Lessee in completing a "C7"Check (or its equivalent) in the case of the Airframe, overhaul or replacement in the case of landing gear, and Engine Overhauls in the case of an Engine; provided, however, such reimbursable costs shall not include, without limitation, costs associated with the auxiliary power unit. Lessee shall provide Lessor with written evidence reasonably satisfactory to Lessor as to completion of such check or overhaul in accordance with the Maintenance Program. No portion of any reserve shall be applied to the cost of repairing damage resulting from any accident or incident, abuse or misuse, foreign object damage or to the cost of complying with any FAA airworthiness directive. Lessee shall bear the cost of any check or overhaul to the extent such cost exceeds the balance then available in the applicable reserve; provided, however, (A) in the event the Aircraft requires a "C7" Check within the first two and one-half (2 1/2) years of the Term, or (B) in the event an Engine is removed within the first fifteen (15) months following the Delivery Date due to a condition which would require such removal in accordance with the Engine Manufacturer's maintenance manual, Lessor shall bear the cost of any "C7" Check or the first Engine overhaul of such Engine, as the case may be, only to the extent that such cost exceeds the balance then available in the applicable reserve. Lessor shall be entitled to commingle money held in the reserve accounts from time to time with its other assets and Lessee shall not be entitled to any interest on such amounts. Any amounts remaining in the reserve accounts at the Return Occasion shall be applied first to reduce any payment obligation of Lessee pursuant to Exhibit C (with the balance of any reserve account available only to offset a payment obligation with respect to the check or overhaul for which such reserve was established), and then the balance shall be retained by Lessor. Lessee agrees that if Lessee Defaults have occurred or are occurring, Lessor shall be entitled, but not required, to apply any amounts held as reserves against such default.

(11) Prohibition Against Setoff, Counterclaim, Etc. This Lease is a net lease, and Lessee, except as otherwise expressly provided herein, shall be responsible for the cost of delivery, possession, importation, registration, use, operation, management, return, maintenance, repair and modification of the Aircraft and compliance with applicable laws, regulations and airworthiness directives from the Delivery Date until the Aircraft is returned to Lessor in accordance with
Section 12 hereof. Lessee's obligation to pay all Rent hereunder shall be absolute and unconditional and shall not be affected or reduced by any circumstances whatsoever (including, without limitation any right of setoff, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, the Manufacturer, the Engine Manufacturer, any seller of or person providing services with respect to the Aircraft or any other Person, for any reason whatsoever), it being the express intention of Lessor and Lessee that all Rent payable hereunder shall be payable in all events, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease. Lessee hereby waives, to the extent permitted by applicable Law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by Law or otherwise, to terminate this Lease or any obligation imposed upon Lessee hereunder or in relation hereto except upon the terms expressly set forth in this Lease. Nothing contained in this Section shall be construed as a waiver of Lessee's right to seek a separate recovery of any payment of Rent which is not due and payable in accordance with the terms of this Lease or monies or payments which are due and payable by Lessor under the terms of this Lease.

                                    SECTION 5
                         REPRESENTATIONS AND WARRANTIES

(12) Warranties and Disclaimer of Warranties. EXCEPT AS SET OUT IN SECTION 5(b)(i), LESSOR HAS NOT AND SHALL NOT BE DEEMED TO HAVE MADE OR GIVEN AND LESSOR HEREBY SPECIFICALLY DISCLAIMS, ANY TERM, CONDITION, COVENANT, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, QUALITY, DURABILITY, DESCRIPTION, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, OR THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, COPYRIGHT, DESIGN, OR OTHER PROPRIETARY RIGHT, OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, THE ABSENCE THEREFROM OF LATENT, INHERENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT; AND LESSEE HEREBY WAIVES, RELEASES, RENOUNCES AND DISCLAIMS EXPECTATION OF OR RELIANCE UPON ANY SUCH WARRANTY OR WARRANTIES, IT BEING UNDERSTOOD THAT ALL CONDITIONS, WARRANTIES AND REPRESENTATIONS (OR OBLIGATION OR LIABILITY IN CONTRACT OR IN TORT) IN RELATION TO ANY OF THOSE MATTERS, EXPRESSED OR IMPLIED, STATUTORY OR OTHERWISE, ARE, EXCEPT AS PROVIDED IN SECTION 5(b)(i), EXPRESSLY EXCLUDED.

(13) LESSOR REPRESENTS AND WARRANTS (IN LIEU OF ALL OTHER EXPRESS OR IMPLIED WARRANTIES WHATSOEVER) THAT: (i) title to the Aircraft is vested in Lessor and the Aircraft is free and clear of any and all Lessor's Liens; (ii) Lessor is a corporation duly organized and validly existing under the Laws of the State of Utah and is a "citizen of the United States" as defined in section 40102 of the Transportation Code, and has the power and authority to perform its obligations under this Lease; (iii) the making and performance by Lessor of this Lease have been duly authorized by all necessary corporate action on the part of Lessor and will not violate any provision of Law or its charter documents; and (iv) this Lease has been duly entered into and delivered by Lessor, and that this Lease does, and the Lease Supplement when executed and delivered hereunder will, constitute legal, valid and binding obligations of Lessor, enforceable in accordance with their respective terms.

(14) Manufacturers' Warranties. Lessor hereby authorizes Lessee to exercise for the account of Lessor such rights as Lessor may have under any warranty, express or implied, with respect to the Aircraft to the extent that the same may be assigned or otherwise made available to Lessee; provided, however, that upon an Event of Default all such rights shall immediately revert to Lessor including all claims thereunder whether or not perfected.

(15) Lessee's Representations and Warranties. Lessee hereby makes the following representations and warranties, which representations and warranties shall survive the execution and delivery of this Lease and the delivery of the
Aircraft: (i) Lessee is a corporation duly organized, existing and in good standing under the Laws of Colorado and has the corporate power and authority to carry on its business as presently conducted and to perform its obligations under this Lease; (ii) this Lease has been duly authorized by all necessary corporate action on the part of Lessee, and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by Lessee with any of the terms hereof will contravene any applicable Law or result in any breach of, or constitute any default under, or result in the creation of any Lien upon any property of Lessee under, any credit agreement or instrument, corporate charter or by-law or other agreement or instrument to which Lessee is a party or by which Lessee or its properties or assets are bound or affected; (iii) Lessee has received every consent, approval or authorization, and has given every notice, that is required for Lessee to execute and deliver this Lease, and to perform the transactions contemplated hereby and all of which remain valid and effective; (iv) this Lease has been duly executed and delivered by Lessee, and this Lease does, and the Lease Supplement when executed and delivered by Lessee will, constitute legal, valid and binding obligations of Lessee, enforceable in accordance with their respective terms, but subject to bankruptcy, insolvency, or other similar laws affecting creditors' rights generally; (v) the consolidated financial statements of Lessee, including the balance sheets and unaudited statements of income and retained earnings of Lessee, for the current year and if available, the immediately preceding fiscal year, copies of which have been furnished to Lessor, are prepared in accordance with generally accepted accounting principles, and present fairly the financial position and operations of Lessee, and subsequent to the conclusion of the last such period, there has been no material adverse change in such position or operations; (vi) the chief executive office or chief place of business (as such terms are used in Division 9 of the Uniform Commercial Code) of Lessee is located at 12015 E. 46th Avenue, #200, Denver, Colorado 80239; (vii) each of this Lease and any other document, certificate or statement furnished to Lessor by or on behalf of Lessee in connection with the transactions contemplated hereby or thereby does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading; and there is no fact, to the best knowledge of Lessee, which has not been disclosed to Lessor in writing on or before the date of execution of this Lease and which materially adversely affects or will materially adversely affect the ability of Lessee to carry on its business or to perform its obligations under this Lease; and (viii) Lessor shall be entitled to the benefits of a lessor under Title 11 U.S.C.
Section 1110 as in effect on the date hereof



                                    SECTION 6
                         POSSESSION, USE AND MAINTENANCE


(16) Sublease, Assignment and Transfer. Without Lessor's prior written consent, Lessee will not assign this Lease or sublet or transfer possession of the Aircraft, Airframe or any Engine or install any Engine or permit any Engine to be installed on any airframe other than the Airframe, provided that so long as no Default shall have occurred and be continuing then Lessee, without the prior written consent of Lessor, may: (i) deliver possession of the Aircraft, the Airframe or any Engine to any organization for service, repair, maintenance, testing or overhaul work; (ii) install an Engine on an airframe (other than the Airframe) owned by Lessee free and clear of all Liens except Permitted Liens and those which by their terms would not attach to such Engine; and (iii) install an Engine on an airframe leased to Lessee or owned by Lessee subject to a conditional sale or other security agreement, provided, that: (A) such airframe is free and clear of all Liens except the rights of the parties to the lease or conditional sale or other security agreement covering such airframe and except Permitted Liens and the lien of any mortgage which by its terms would not apply to such Engine; and (B) the lessor or secured party of such airframe has made an agreement substantially similar in effect to the agreement of Lessor in Section 6(b) below whereby such lessor or secured party agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe. The rights of any transferee that receives possession by reason of a transfer permitted by this Section 6(a) shall be subject and subordinate to all the terms of this Lease; Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Lease to the same extent as if such transfer had not occurred; and no relinquishment of possession pursuant to the terms of this
Section 6(a) shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder.

(17) Reciprocal Recognition of Rights. In the event Lessee shall have received from the lessor or secured party of any airframe leased to Lessee or owned by Lessee subject to a conditional sale or other security agreement a written agreement complying with Section (B) of Section 6(a)(iii) hereof, and such lease or conditional sale or other security agreement covering such airframe also covers an engine or engines owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement, Lessor hereby agrees for the benefit of such lessor or secured party that Lessor will not acquire or claim, as against such lessor or secured party, any right, title or interest in any such engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease or conditional sale or other security agreement and owned by such lessor or subject to a security interest in favor of such secured party. Lessor also hereby agrees for the benefit of the mortgagee under any mortgage complying with Section (A) of Section 6(a)(iii) hereof, that Lessor will not acquire or claim, as against such mortgagee, any right, title or interest in any engine subject to the lien of such mortgage as the result of such engine being installed on the Airframe at any time while such engine is subject to the lien of such mortgage.

(18) Lawful Insured Operations. Lessee will not permit the Aircraft to be maintained, used or operated in violation of any Law of any Governmental Entity, or in violation of any airworthiness certificate, or license or registration issued by any such authority, or contrary to the Manufacturer's or Engine Manufacturer's operating manuals or instructions for the Aircraft or the Engines. In the event that any such Law requires alteration of the Aircraft, Lessee shall ensure compliance therewith and shall ensure that the Aircraft is maintained in proper condition for operation under such Laws. Lessee agrees not to operate the Aircraft or permit the Aircraft to be operated during the Term unless the Aircraft is covered by insurance as required by the provisions hereof.

(19) Maintenance. Lessee shall, at its own expense: (i) perform all mandatory service, inspections, repair, maintenance, airworthiness directives, overhaul and testing, (A) as may be required under applicable FAA rules and regulations for compliance therewith during the Term and for a period of one hundred eighty
(180) days thereafter and in compliance with the Maintenance Program, (B) in the same manner and with the same care as shall be the case with similar aircraft and engines owned by or operated by or on behalf of Lessee without discrimination and (C) so as to keep the Aircraft in as good operating condition as when delivered to Lessee, ordinary wear and tear excepted; provided, however, in the event the cost of performing, or causing the performance of, an inspection resulting in the modification or terminating action being performed pursuant to any Airworthiness Directive exceeds one hundred thousand dollars ($100,000), Lessor will reimburse Lessee for an amount equal to the AD Sharing Formula for such cost, provided that (A) no Event of Default has occurred and is continuing, and (B) Lessee provides evidence satisfactory to Lessor of payment and completion of the relevant work; (ii) keep the Aircraft in such condition as is necessary to maintain the airworthiness certification of the Aircraft in good standing; and (iii) maintain all records, logs and other materials required by, and in a manner acceptable to, the FAA.

(20) Registration and Insignia. The Aircraft shall be and shall remain registered under the Transportation Code in the name of Lessor or such Person as Lessor may designate. Upon delivery of the Aircraft, Lessee agrees to place the Lease Identification in the cockpit in a prominent location and to place the Lease Identification on each Engine. Lessee agrees to make such changes to the Lease Identification as Lessor may request from time to time. Lessee will not exercise any control or dominion over the Aircraft or operate or permit to be operated the Aircraft until such Lease Identification has been so placed thereon. Lessee will promptly replace any such marking which has been removed, defaced or destroyed.

(21) Replacement of Parts. Lessee will promptly replace all Parts which may from time to time become worn out, lost, stolen, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, Lessee may remove any Parts, whether or not worn out, damaged beyond repair or permanently rendered unfit for use, provided that Lessee replaces such Parts as promptly as practicable. All replacement Parts shall be free and clear of all Liens, other than Permitted Liens, and shall be in as good an operating condition as, and have a utility value and remaining warranty reasonably approximating, the Parts replaced (assuming such replaced Parts were in the condition and repair in which they were required to be maintained by the terms hereof). All Parts owned by Lessor which are at any time removed from the
Aircraft shall remain the property of Lessor and subject to this Lease until such time as such Parts shall be replaced by Parts which have been incorporated or installed in to the Aircraft and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed into the Aircraft as above provided, (i) title to the removed Part shall thereupon vest in Lessee, free and clear of all rights of Lessor, (ii) title to such replacement Part shall thereupon vest solely in Lessor and (iii) such replacement Part shall become subject to this Lease and be deemed a Part for all purposes hereof to the same extent as the Part which it has replaced.

(22) Alterations, Modifications and Additions. Lessee shall make such alterations and modifications and additions to the Aircraft as may be required from time to time to meet the applicable standards of the FAA or to comply with any Law, rule, directive, bulletin, regulation or order of any Governmental Entity or of the manufacturer of the Aircraft, Engines or Parts. Lessee may from time to time make alterations and modifications in and additions to the Aircraft, provided no such alteration, modification or addition diminishes the remaining warranty, value or utility, or impairs the condition or airworthiness, of the Aircraft. Title to all Parts incorporated or installed in or attached or added to the Aircraft as the result of such alteration, modification or addition shall vest immediately in Lessor and become subject to this Lease, without the necessity for any further act of transfer, document or notice.

                                    SECTION 7
                           INFORMATION AND INSPECTION

      Lessee agrees to furnish Lessor: (a) within one hundred twenty (120) days after the close of each fiscal year of Lessee, its audited balance sheet, profit and loss statement, and statement of stockholders' equity of Lessee (prepared on a consolidated basis), as of the close of such fiscal year; (b) within ten (10) calendar days following the end of each calendar month during the Term, an
Airframe Usage Report; and (c) from time to time such other information as Lessor may reasonably request, including interim, unaudited financial information regarding Lessee and information concerning the location, condition, use and operation of the Aircraft. Lessee shall permit Lessor or its designee on three (3) days' prior written notice to visit and inspect the Aircraft, its condition, use and operation and the records maintained in connection therewith. During such inspection, Lessor may take copies of the Aircraft Documents and other operational records relating to the Aircraft. Lessor shall have no duty to make any such inspection. Lessor's failure to object to any condition or procedure observed or observable in the course of an inspection hereunder shall not be deemed to waive or modify any of the terms of this Lease with respect to such condition or procedure.

                                    SECTION 8
                           CERTAIN COVENANTS OF LESSEE

(23) Maintenance of Existence, Status and Consents. Lessee will (i) preserve and maintain its corporate existence and such of its rights, privileges, licenses and franchises in any jurisdiction where failure to obtain such licensing or qualification would have a material adverse effect upon Lessee; (ii) maintain and operate the Aircraft at all times as a Certificated Air Carrier and be otherwise certificated and registered to the extent necessary to provide to Lessor the benefits contemplated by Section 1110 of Title 11 of the United States Code or any successor provision thereof; and (iii) maintain in full force and effect all governmental consents, licenses, authorizations, approvals, declarations, filings and registrations obtained or effected in connection with this Lease and take such additional action as may be proper or advisable in connection herewith. Lessee further undertakes to obtain or effect any new or additional governmental consents, licenses, authorizations, approvals, declarations, filings or registrations as may become necessary for the performance of any of the terms and conditions of this Lease. Without the prior written consent of Lessor, which consent shall not be unreasonably withheld, Lessee shall not consolidate with, merge with or merge into any other Person or convey, transfer or lease substantially all of its assets as an entirety to any other Person. Without prior written notice to Lessor, Lessee will not change its principal place of business or chief executive office.

(24) Payment of Taxes. Lessee will pay or cause to be paid all Taxes which are payable by Lessee upon any property belonging to it, prior to the date on which penalties attach thereto and prior to the date on which any lawful claim, if not paid, would become a Lien upon any of the material property of Lessee.

(25) Liens. Lessee shall not directly or indirectly create, incur, or suffer to exist any Lien on the Aircraft or any Engine or any interest therein, except:
(a) the respective rights of Lessor and Lessee as herein provided; (b) Lessor's Liens; (c) Liens for Taxes either not yet due or being contested in good faith by appropriate proceedings and so long as adequate reserves are maintained with respect to such Liens; and (d) inchoate materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of business, which either are not delinquent or are being contested in good faith by Lessee, so long as the Aircraft or such Engine is not in danger of being lost, sold, confiscated, forfeited or seized as a result of any such Lien. Lessee shall promptly take such action as may be necessary to duly discharge any Lien (except for the Liens referred to in Sections (a) and (b) above) arising at any time with respect to the Aircraft or any Engine. Lessee shall promptly pay and discharge when due, or make adequate provision for all debts, claims, liabilities or obligations whatsoever created by it, or arising as a result of any matter concerning it, which may give rise to any Lien.

(26) Perfection of Title and Further Assurances. If the filing or recording of this Lease or any other document or instrument is reasonably necessary to protect the interest of Lessor, Lessee, at its own cost and expense and upon request by Lessor, shall cause the same to occur. At the request of Lessor, Lessee shall furnish to Lessor an opinion of counsel or other evidence satisfactory to Lessor of each such filing or refiling and recordation or re-recordation. Lessee will promptly and duly execute and deliver to Lessor such further documents and assurances and take such further actions as it may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder.




                                    SECTION 9
                                 INDEMNIFICATION

(27) General Indemnity. Lessee agrees to defend, indemnify and hold harmless the Indemnitees on demand from and against any and all Expenses (regardless of when the same are made or incurred): (i) which may at any time be suffered or incurred directly or indirectly as a result of or connected with (A) the possession, performance, management, ownership, registration, control, maintenance, condition, service, repair, overhaul, leasing, use or operation of the Aircraft, any Engine or any Part, (B) the delivery or redelivery of the Aircraft, any Engine or Part, or (C) the occurrence of any Default, whether or not the Expenses may be attributable to any defect in the Aircraft, any Engine or any Part or to its design, testing or use or otherwise, and regardless of whether they arise out of or are attributable to any act or omission of any Indemnitee; and/or (ii) which may at any time be suffered or incurred as a consequence of any design, article or material in the Aircraft, any Engine or any Part or its operation or use constituting an infringement of patent, copyright, trademark, design or other proprietary right, or a breach of any obligation of confidentiality owed to any Person in respect of any of the matters referred to in this paragraph; but excluding any Expenses in relation to a particular Indemnitee to the extent that such Expenses (A) are covered pursuant to another indemnity provision of this Lease or (B) arise solely as a result of the gross negligence or wilful misconduct of that Indemnitee or (C) arise solely as a result of a Lessor Lien. The foregoing indemnities will continue in full force following the Expiration Date notwithstanding any breach or repudiation by Lessor or Lessee of this Lease or any termination of the leasing of the Aircraft hereunder.

(28)     Tax Indemnity.


          (1) Indemnity. All payments by Lessee to or on behalf of any Indemnitee shall be free of withholdings of any nature whatsoever(including, without limitation, withholding taxes, monetary transfer fees, sales, use and excise taxes, VAT, income taxes (other than that, on the net income of Lessor) and any similar taxes and charges) and in the event any withholding is required, Lessee shall pay an additional amount such that the net amount actually received by the person entitled to receive such payment will under any circumstances and in any event, after such withholding, equal the full amount of the payment then due. Lessee shall pay when due and indemnify and hold each Indemnitee harmless from all Taxes, howsoever levied or imposed, whether levied or imposed upon or asserted against Lessor, Lessee, the Aircraft or any part thereof or interest therein, or otherwise, by any federal, state or local taxing authority in the United States of America or by any government or taxing authority of or in a foreign country or of or in a territory or possession of the United States or by any international taxing authority, upon or with respect to or based upon or measured by or as a result of or in connection with (i) the Aircraft or any part thereof or interest therein, (ii) the use, operation, maintenance, possession, condition, control, occupancy, servicing, installation, transportation, storage, substitution, sale, recording, documentation, importation, exportation, modification, location, repair, abandonment, replacement, delivery, registration, deregistration, repossession, improvement, ownership, leasing, subleasing, manufacture, rental, settlement of any insurance claim, return, transfer of title, transfer of possession, or other disposition of the Aircraft or any part thereof or interest therein, (iii) the rentals, receipts, earnings or gains arising from the Aircraft or any part thereof or interest therein, (iv) any amount payable pursuant to the Lease or any related agreement, (v) the Lease or any related agreement or any future amendment, supplement, waiver or consent with respect to any thereof, or the execution, delivery, recording or performance of any thereof or (vi) otherwise arising from, with respect to or in connection with the transactions contemplated by the Lease or any related agreement, except to the extent provided in Section 9(b)(ii) hereof. Each payment or indemnity payable hereunder shall include any amount necessary to hold the recipient of the payment or indemnity harmless on an after-tax basis from all Taxes required to be paid by such recipient with respect to such payment or indemnity.

          (2) Exclusions. Lessee shall not be required to pay any indemnity pursuant to Section 9(a) with respect to any of the following: (i) any Tax to the extent attributable solely to an event or circumstance occurring prior to the Delivery Date; (ii) any Tax imposed as a result of a voluntary transfer, assignment or other disposition by Lessor of the Aircraft or the Lease unless such transfer, assignment or other disposition shall occur (x) at any time when an Event of Default under the Lease shall have occurred and be continuing (or would be continuing but for the exercise of remedies), or (y) in connection or as a result of with any termination of the Lease; (iii) any Tax to the extent attributable solely to any event, circumstance or period of time that occurs after the Aircraft has been redelivered to Lessor pursuant to Section 12 hereof (under circumstances not involving a repossession pursuant to Section 13(b) hereof) unless any such act or event shall itself result from or be attributable to an act or omission of Lessee which occurred prior to or concurrently with the redelivery of the Aircraft and the discharge of Lessee's obligations under the Lease; and (iv) any Tax that is imposed by any state or local government or taxing authority in the United States and that is imposed on or measured by the gross or net income, gross or net receipts, capital or net worth of an Indemnitee; provided that the exclusion described in this subparagraph (iv)
shall not apply to (A) Taxes that are or are in the nature of sales, use, rental, value-added, license, excise or property Taxes, or (B) any Tax to the extent incurred by such Indemnitee as a result of (1) the use or location of the Aircraft or any Engine or any part of any thereof in the jurisdiction imposing the Tax or (2) the situs of organization, any place of business or any activity of Lessee, any affiliate of Lessee or any Person having custody, possession or use of the Aircraft or any Engine or any part of any thereof through Lessee in the jurisdiction imposing the Tax or (3) the execution, delivery, filing, registration, recording or enforcement of the Lease, or any instrument, certificate or other document executed pursuant to the Lease, in the jurisdiction imposing the Tax.

          (3) Payment. All Taxes indemnified under this Section 9(b) shall be paid by Lessee (to the extent permitted by applicable Law, unless otherwise directed by the relevant Indemnitee) directly to the appropriate taxing authority on or before the time (and in the manner) prescribed by applicable
Law. All other amounts shall be paid to the relevant Indemnitee within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the Taxes that are the subject of such indemnity and the computation of the indemnity being demanded.

          (4) Miscellaneous. In case any report or return is required to be made with respect to any Tax for which Lessee would be required to indemnify an Indemnitee under this Section 9(b), Lessee will either make such report or return in such manner as will show the ownership of the Aircraft in Lessor and send a copy of such report or return to the affected Indemnitee or will notify the affected Indemnitee of such requirement and make such report or return in such manner as shall be reasonably satisfactory to such Indemnitee. If actual notice is given by any taxing authority to Lessor that a report or return is required to be filed with respect to any such Taxes referred to in this Section 9(b), Lessor shall promptly notify Lessee of such required report or return. Lessor agrees to respond to any reasonable request of Lessee for information within the control of Lessor with respect to the filing of any report or return, but Lessee agrees to pay any reasonable costs, fees or other charges of independent counsel or independent accountants incurred in connection with such request. Lessee agrees that within sixty (60) days after the close of each fiscal year of Lessor it shall provide Lessor with any information reasonably requested by Lessor, including information regarding the use and location of the Aircraft during such fiscal year.


                                   SECTION 10
                              CASUALTY OCCURRENCES

(29) Casualty Occurrence with Respect to the Airframe. Within five (5) days after a Casualty Occurrence with respect to the Airframe and any Engine then installed thereon, Lessee shall give Lessor written notice of such occurrence. On or before thirty (30) days after the date of the Casualty Occurrence with respect to the Aircraft, Lessee shall pay to Lessor in immediately available funds the sum of (i) the Casualty Value of the Aircraft computed as of the date of payment less an amount equal to the daily equivalent of Basic Rent (computed on the basis of a 365-day year) for each day during the period commencing with the day after payment of such Casualty Value and extending to, but excluding, the Basic Rent Payment Date immediately following payment of such Casualty Value, and (ii) all Supplemental Rent, other than amounts paid pursuant to Section (i), computed as of the date of payment. Upon such payment (A) the obligation of Lessee to make further payments of Basic Rent hereunder shall terminate, (B) this Lease shall terminate with respect to the Aircraft and (C) Lessor will transfer to Lessee, without recourse or warranty, all of Lessor's right, title and interest, if any, in and to the Airframe and Engines (if any) suffering the Casualty Occurrence, as well as all of Lessor's right, title and interest in and to any Engine constituting part of the Aircraft but not installed thereon at the time of the Casualty Occurrence.

(30) Casualty Occurrence with Respect to an Engine. Upon a Casualty Occurrence with respect to an Engine only, Lessee shall give Lessor prompt written notice thereof and shall, within forty-five (45) days after such occurrence, convey to Lessor, as replacement for the Engine suffering a Casualty Occurrence, title to a Replacement Engine. Each Replacement Engine shall be free of all Liens (except Permitted Liens). Upon full compliance by Lessee with the terms of this paragraph, Lessor will transfer to Lessee title to the Engine which suffered the Casualty Occurrence. Prior to or at the time of any such conveyance, Lessee, at its own expense, will promptly (i) furnish Lessor with a full warranty bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to such Replacement Engine; (ii) cause a supplement hereto, in form and substance reasonably satisfactory to Lessor, subjecting such Replacement Engine to this Lease, to be duly executed by Lessee, and recorded pursuant to applicable Law;
(iii) furnish Lessor with such legal opinions and other documents as Lessor may reasonably request in connection with the consummation of the transactions contemplated by this Section 10(b), in each case in form and substance satisfactory to Lessor. Upon full compliance by Lessee with the terms of this
Section 10(b), Lessor will transfer to Lessee all of the right, title and interest in the Engine which suffered the Casualty Occurrence, and such Replacement Engine shall be deemed an "Engine" as defined herein.

(31) Application of Proceeds and Payments. Any payments received at any time by Lessor or by Lessee from any insurer under any policy of insurance (other than liability insurance) shall be applied in the manner specified in Sections 11(m), 11(n) or 11(o) hereof as applicable. Any payments received at any time by Lessor or Lessee with respect to a Casualty Occurrence will be applied as follows: (i) if such payments are received as a result of a Casualty Occurrence with respect to the Aircraft, such payment up to the amount of the Casualty Value shall be paid to Lessor, or if Lessee has already paid Lessor the Casualty Value, such payment shall be applied by Lessor to reimburse Lessee; or (ii) if such payments are received as a result of a Casualty Occurrence with respect to an Engine which is being replaced pursuant to Section 10(b), such payments shall be paid over to, or retained by, Lessee if Lessee shall have fully performed the terms of Section 10(b) hereof.

(32)  Application in Default.  Any amount  referred to in Section (i) or (ii) of
Section 11(c) which is otherwise payable to Lessee shall not be paid to Lessee, or, if it has been previously paid to Lessee, and not yet applied by Lessee as permitted or required hereunder, shall be delivered from Lessee to Lessor, if at the time of such payment a Default shall have occurred and be continuing. In such case, all such amounts shall be paid to and held by Lessor as security for the obligations of Lessee, or, at the option of Lessor, applied by Lessor toward payment of any of Lessee's obligations at the time due hereunder, as Lessor may elect. At such time as there shall not be continuing any such Default, all such amounts at the time held by Lessor in excess of the amount, if any, which Lessor has elected for application as provided above, shall be paid to Lessee.

                                   SECTION 11
                                    INSURANCE

(33) Obligation to Insure. From the Delivery Date until the termination of the Lease and redelivery of the Aircraft to Lessor, Lessee shall, at its own cost and expense, effect and maintain or cause to be effected and maintained in full force and effect insurances with respect to the Aircraft that comply with the provisions of this Section 11. Lessee agrees that such insurances shall be carried with Approved Insurers. Lessee further agrees that such insurances shall reflect prudent practices in the international aviation insurance market for air carriers operating the same type of aircraft as the Aircraft on similar routes.

(34) Public Liability and Property Damage Insurance. Lessee will carry and maintain in effect, at its own expense, comprehensive public liability insurance covering aircraft liability including bodily injury and property damage, passenger, baggage, cargo and mail, and general liability (including products and completed operation) for a combined single limit on any one occurrence of not less than the amount applicable to similar passenger aircraft and engines which comprise Lessee's fleet, and in any event not less than the amount under "Public Liability and Property Damage Insurance" as set forth on Exhibit A hereto (or such higher amounts as Lessor may from time to time reasonably require). Lessee shall not discriminate against the Aircraft in providing such insurance.

(35) Required Policy Designations Relating to Comprehensive Public Liability Insurance. The policies evidencing the insurance required under Section 11(b) shall be endorsed to include paragraph 2 of AVN67B with each Indemnitee and Lender named as a contract party in AVN67B, shall cover "war risks and allied perils" in accordance with extended coverage endorsement AVN52C and shall to the extent not in conflict with AVN67B:

          (1) provide that all the provisions thereof, except the limits of liability, shall operate to give each Additional Insured the same protection as if there were a separate policy covering each insured; and

          (2) be primary and without right of contribution from other insurance that may be available to any other Additional Insured or Lessee.

(36) Insurance with Respect to the Aircraft. Lessee, at its own expense, will maintain in effect:

          (1) "hull all risks" insurance for loss of or damage to the Aircraft (including all flight and ground risks) on an agreed value basis in an amount not less than the Casualty Value;

          (2) "all risks" and "war risks and allied perils" insurance on the Engines and Parts while not installed on the Airframe on an agreed value basis in an amount not less than their full replacement value; and

          (3) "hull war and allied perils" insurance on the Aircraft covering risks excluded from the "hull all risks" policy to the fullest extent available from the leading international insurance markets, including confiscation or requisition by the state of registration, on an agreed value basis for an amount not less than the Casualty Value.

(37) Required Policy Designations and Provisions Relating to Insurance Against Loss or Damage. Each and any policy of insurance obtained and maintained pursuant to Section 11(d), and each and any policy obtained in substitution or replacement for any such policies, shall be provided by policies that shall be endorsed to include paragraph 1 of AVN67B with Lessor and Lender as contract parties and shall to the extent not in conflict with AVN67B:

          (1) include a loss payable clause that provides that all insurance proceeds in the event of a Casualty Occurrence shall be payable to Lessor or its designee and that all other insurance proceeds shall be paid in accordance with the terms of this Lease to such parties as may be necessary to repair the Aircraft;

          (2) provide in the event of separate insurances being arranged to cover the "hull all-risks" insurance and the "hull war-risks" insurance that the underwriters subscribing to such insurance agree that in the event of any dispute as to whether a claim is covered by the "hull all-risks" or "hull war-risks" policy, such claim be settled on a 50/50 claim funding basis in accordance with AVS103 (or its equivalent) or under either the "hull all-risks" or "hull war-risks" policy;

          (3) be subject to such exclusions and deductibles as Lessor may reasonably approve, provided that in no event shall the deductible under the "hull all-risks" and "hull war-risks" insurance exceed the Deductible Amount; and

          (4)  provide that all insurance proceeds shall be payable in Dollars.

(38) Revised Policy Designations and Provisions Relating to All Insurance. The policies evidencing the insurance required under this Section 11 shall be endorsed to include paragraph 3 of AVN67B with Lessor and Lender with respect to hull insurance and each Additional Insured with respect to liability insurance be named as contract parties in AVN67B, shall name the Additional Insureds and shall, to the extent not in conflict with AVN67B:

          (1) designate the Additional Insureds as additional insureds and loss payees;

          (2) provide that the insurance shall not be invalidated, so far as concerns any Additional Insured, by any action or inaction or omission (including misrepresentation and nondisclosure) of any person or party that results in a breach of any term, condition or warranty of such policy; provided, that the Additional Insured so protected has not caused, contributed to or knowingly condoned the action, inaction or omission, as the case may be;

          (3)  specifically reference this Lease;

          (4) provide for worldwide coverage (subject only to such exceptions as are customary in insurance coverage carried by air carriers operating aircraft of the same type as the Aircraft);

          (5) provide that upon payment of any loss or claim to or on behalf of any Additional Insured, the respective insurer shall to the extent and in respect of such payment be thereon subrogated to all legal and equitable rights of the Additional Insured indemnified hereby (but not against any other Additional Insured); provided, that such insurer shall not exercise such rights without the consent of the indemnified Additional Insured, such consent not to be reasonably withheld;

          (6) provide that neither Lessor nor Lender shall be liable for any premiums in respect thereof and that the insurers shall waive any right of set-off or counterclaim against Lessor or Lender except in respect of unpaid premiums in respect of the Aircraft; and

          (7) provide that the insurers shall promptly notify Lessor and Lender in the event of cancellation of, or any material change in, the insurance or any act or omission or any event that might invalidate or render unenforceable the insurances or in the event that any premium shall not have been paid when due and that the insurances shall continue unaltered for the benefit of each Additional Insured for at least thirty (30) days after written notice by registered mail of such cancellation, change, event or non-payment of premium thereof shall have been received by Lessor and Lender except in the case of war risks for which seven (7) day notice (or such period as may be customarily available in respect of war risks or allied perils) will be given.

(39)     Information.

          (1) On or before the Delivery Date and promptly after each renewal of the insurances, Lessee shall provide Lessor and Lender with certificates of insurance and a broker's letter of undertaking that (i) name each of Triton Aviation Services V LLC, First Security Bank, N.A., NationsBank, N.A., and their respective officers, directors, shareholders, agents and employees and their respective successors and assigns as "additional insureds", (ii) evidence to the satisfaction of Lessor that the insurances are and will continue in full force after the Delivery Date or the renewal date (as the case may be) for such period as shall then be stipulated and (iii) contain such other certifications and undertakings as are customarily provided to lessors and mortgagees by insurance brokers acting for air carriers.

          (2) Lessee shall from time to time upon request from Lessor (i) provide to it evidence reasonably satisfactory to it that any and all premiums payable in respect of the insurances have been paid in accordance with the terms of the relevant policy and (ii) provide or cause its broker to provide a list of the insurers with whom the insurances are carried and the coverages provided by each of them.

          (3) Lessee shall furnish such information regarding the status of renewal negotiations as may from time to time be reasonably requested by Lessor. In addition, Lessee shall arrange for its brokers (i) to confirm to Lessor not later than five (5) days prior to the renewal date of the insurances, that negotiations for such renewal are at an advanced state and that there is no reason to suppose that the insurances will not be renewed at the relevant date in terms that will comply with the provisions of this Lease and (ii) to furnish to Lessor on or prior to the renewal date, the renewal certificates of insurance, reinsurance (if applicable) and brokers' letters of undertaking, each in English and in form and substance satisfactory to Lessor.

          (4) Lessee shall furnish, or cause to be furnished, to Lessor and Lender on the Delivery Date and thereafter as and when required by Lessor and upon each transfer of the Aircraft or assignment of rights hereunder as permitted by this Lease, certificates and brokers letter of undertaking (and, if further requested, of its insurers) that confirm that the requirements of this Section 11 are being complied with.

          (5) Lessee shall, at the request of Lessor, make copies of the policies and endorsements and any amendments thereto with respect to the insurance available to Lessor (or its authorized representatives) for inspection by any representative of Lessor at the office of Lessee or its insurance brokers during normal business hours.

(40)     Additional Insurance; No Lien.

          (1) Lessee shall not, without the prior written consent of Lessor, maintain insurances with respect to the Aircraft or any Engine, other than as required under this Lease if it would prejudice recovery under the insurance required hereunder.

          (2) Lessor may from time to time require Lessee at no cost to Lessor to effect such other insurances, or such variations to the terms of the existing insurances, as Lessor may reasonably require in order to fully protect the interests of the Additional Insureds.

          (3) Lessee shall not create or permit to exist any Lien over the insurances required by this Lease, or its interest therein, save as constituted by this Lease.

(41) Failure to Insure. If at any time Lessee fails to maintain in full force and effect insurances in compliance with any provision of this Section 11, Lessor shall be entitled but not obligated (without prejudice to any other rights that it may have or acquire under this Lease by reason of such failure):

          (1) to pay any premiums due or to effect or maintain insurances satisfactory to Lessor or otherwise remedy such failure in such manner as Lessor considers appropriate, and Lessee shall immediately reimburse Lessor in full for any amount so expended by Lessor; and/or

          (2) at any time while such failure is continuing, to require the Aircraft to remain at any airport, or to proceed to and remain at any airport designated by Lessor until such failure is remedied.

(42) Assignment. If Lessor transfers the Aircraft or assigns its rights hereunder as permitted by this Lease, Lessee will, upon request, promptly procure that the transferee or assignee (including, without limitation, any lender) shall be added as a further named insured to any of the insurances referred to in this Section 11 so as to enjoy the same rights and protection as Lessor may have from time to time under such insurances. In addition, if Lessor transfers the Aircraft or such rights and thereafter ceases to be Lessor (a "Transferor"), Lessee shall, at the request of such Transferor and at Lessees expense, effect and maintain for the benefit of such Transferor the insurance required by Section 11(c) for such period (not exceeding two years) as in Transferor may request and shall ensure that the Transferor shall be named as an additional insured thereunder.

(43) Reinsurance. Any reinsurance will be maintained with reinsurers and brokers approved by Lessor. Such reinsurance will contain each of the following terms and will in all other respects (including amount) be satisfactory to Lessor.

          (1)  the same terms as the original insurance;

          (2)  a cut through and assignment clause satisfactory to Lessor; and

          (3)  payment  will  be  made   notwithstanding  (A)  any   bankruptcy,
               insolvency, liquidation or dissolution of any of the original insurers and/or (B) that the original insurers have made no payment under the original insurance policies.

(44) Settlement of Claims. Lessee will not settle or permit settlement of any claims arising under any of the insurances referred to in Section 11 without the prior written consent of Lessor or its designee and will not settle or permit settlement of any claims under such insurance without such consent if an Event of Default has occurred and is continuing.

(45) Application of Insurance Proceeds for a Casualty Occurrence. It is agreed that insurance payments which arise from any policy of insurance carried by Lessee and received as the result of the occurrence of a Casualty Occurrence shall be applied as follows: (i) if such payments are received with respect to a Casualty Occurrence relating to the Airframe and Engines or engines installed on the Airframe, so much of such payments as shall not exceed the amounts due under
Section  10(a)  hereof shall be paid to Lessor,  and the balance to Lessee;  and
(ii) if such payments are received with respect to a Casualty Occurrence relating to an Engine under circumstances contemplated by Section 11(d) hereof, such payment shall be adjusted with Lessee (provided that Lessee has not breached any warranty, declaration or condition contained in the applicable insurance policy) and paid over to Lessee, provided that Lessee shall have fully performed the terms of Section 10(b) hereof.

(46) Application of Insurance Proceeds for Other than a Casualty Occurrence. The insurance payments for any property damage loss to the Airframe or any Engine not constituting a Casualty Occurrence, or to any Part, will be held by Lessor until Lessee furnishes Lessor with satisfactory evidence that the repairs or replacement property Lessee is required to perform or obtain in accordance with the terms of Section 6(f) of this Lease have been made or obtained by Lessee. Upon receipt of such evidence of repair or replacement, Lessor shall pay Lessee the amount of the insurance payment received with respect to such loss.

(47) Application in Default. Any amount referred to in Sections 11(e)(i), 11(m) or 11(n) which is otherwise payable to Lessee shall not be paid to Lessee, or, if it has been previously paid to Lessee, and not yet applied by Lessee as permitted or required hereunder, shall be delivered by Lessee to Lessor, if at the time of such payment, a Default shall have occurred and be continuing. In such case, all such amounts shall be held by Lessor as security for the obligations of Lessee, or, at the option of Lessor, applied by Lessor toward payment of any of Lessee's obligations at the time due hereunder. At such time as there shall not be continuing any such Default, all such amounts at the time held by Lessor in excess of the amount, if any, which Lessor has elected for application as provided above, shall be paid to Lessee.

                                   SECTION 12
                         RETURN OF AIRCRAFT AND RECORDS

(48) Return. On the Expiration Date, Lessee, at its own expense, shall return the Aircraft to Lessor in the condition specified on Exhibit C hereto at the Return Location, fully equipped with all required Parts and Engines, duly installed thereon, together with the Aircraft Documents and records which are complete and acceptable to the FAA, and at no cost to Lessor, all service bulletin kits furnished without charge by a manufacturer for installation on the Aircraft which have not been so installed.

(49) Records. Six months prior to the Expiration Date (and in an updated form upon the Return Occasion), Lessee will provide Lessor with a technical report in form and substance reasonably requested by Lessor, and, in addition, upon Lessor's request, will make copies of (i) drawings of the interior configuration of the Aircraft both as it presently exists and as it will exist at return, (ii) the airworthiness directive status list, (iii) service bulletin incorporation list, (iv) rotable controlled, hard-time and life limited component listings,
(v) listing of Lessee-initiated modifications and alterations, (vi) interior material burn certificates, (vii) Maintenance Program, (viii) complete work scope for the checks, inspections and other work to be performed prior to return, (ix) current Engine disk sheets and (x) any other data which is reasonably requested by Lessor. In addition to the foregoing, upon the Return Occasion, Lessee shall deliver to Lessor all Aircraft Documentation.

(50) Final Inspection. Upon the Return Occasion, Lessee shall make the Aircraft available to Lessor for a functional check flight and detailed inspection, at Lessee's expense, in order to verify that the condition of the Aircraft complies with the requirements set forth herein (the "Final Inspection"). Lessee shall give Lessor not less than ten (10) days prior written notice of the commencement date of the "C" Check required by Exhibit C. Lessor shall have the right to appoint a representative who may observe (i) the Final Inspection, (ii) any inspections conducted in accordance with Exhibit C, and/or (iii) the maintenance conducted in connection with or as a consequence of any such inspections. The functional test flight shall be conducted, at Lessee's expense, using a qualified pilot and not more than three (3) technical representatives selected by Lessor (one of whom may sit in the jump seat in the cockpit), in conjunction with Lessee's flight crew, shall be up to two (2) hours duration, shall conform with Lessee's standard operation check flight procedures, shall be covered by Lessee's insurance policy required pursuant to Section 11, and shall otherwise be of such scope as is necessary to demonstrate the airworthiness of the Aircraft and proper functioning of all systems and components. The Final Inspection shall commence on or before the Expiration Date and shall continue on consecutive days until all activity required above to be conducted during the Final Inspection has been concluded. To the extent that any portion of the Final Inspection extends beyond the Expiration Date, the Term shall be deemed to have been automatically extended, and the obligation to pay Rent hereunder continued on a daily basis until the Final Inspection shall have been concluded.

(51) Corrections and Subsequent Corrections. If the Aircraft or any Engine fails upon the Return Occasion to conform to any requirement imposed by this Lease, Lessor, at its option, may continue the Lease in effect in the manner provided for in Section 12(c) above with regard to automatic extension until such time as the Aircraft is brought up to the condition required by this Lease, or accept the return of the Aircraft and thereafter have any such nonconformance corrected. Any expense incurred by Lessor for such correction shall become Supplemental Rent payable by Lessee upon demand. Lessee's obligations to pay such Supplemental Rent shall survive the passage of the Expiration Date or other termination of this Lease.

                                   SECTION 13
                              DEFAULT AND REMEDIES

(52) Events of Default. Any one or more of the following occurrences or events shall constitute an Event of Default: (i) Lessee shall fail to make any payment of Rent to Lessor when due and such payment shall be overdue for a period of two
(2) Business Days; (ii) Lessee shall fail to obtain and maintain any insurance required under the provisions of Section 11 hereof, or shall operate the Aircraft outside of the scope of the insurance coverage so maintained; (iii) any representation or warranty made by Lessee herein or in any document or certificate furnished Lessor in connection herewith or therewith or pursuant hereto is incorrect at the time given in any material respect; (iv) any bankruptcy, insolvency or similar proceeding is commenced by or against Lessee; or (v) Lessee shall fail to perform or observe any other covenant, condition or agreement hereunder and such failure shall continue for a period of five (5) Business Days after written notice thereof is given by Lessor to Lessee.

(53) Remedies. Upon the occurrence of any Event of Default Lessor may, at its option and without notice to Lessee, exercise one or more of the following remedies as Lessor in its sole discretion shall elect: (i) demand that Lessee, and Lessee shall upon the written demand of Lessor and at Lessee's expense, immediately return the Aircraft to Lessor in the manner specified in such notice; (ii) enter upon the premises where the Aircraft is located and take immediate possession of and remove the same; (iii) cancel Lessee's leasehold interest in the Aircraft under this Lease effective upon dispatch of written notice to Lessee, and store, sell or lease to others the Aircraft, all free and clear of any rights of Lessee; (iv) demand that Lessee, and Lessee shall upon the written demand of Lessor, pay as damages for the breach hereof an amount equaling the sum of: (1) all Rent due and payable hereunder; (2) all Expenses incurred by Lessor as a result of Lessee's breach of this Lease; and (3) such additional amount as shall be sufficient to place Lessor in the same economic position, on an after-tax basis, as Lessor would have been in if Lessee had timely performed each of its obligations under this Lease; and/or (v) proceed by appropriate court action or actions, either at Law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease and to obtain the benefit of any remedies available to Lessor hereunder or under applicable Law for breach hereof.

      In addition to the foregoing, Lessor shall be entitled to exercise such other rights and remedies as may be available under applicable Law and Lessee shall be liable on an after-tax basis for, and shall pay Lessor on demand: (1) interest on all unpaid amounts at the Interest Rate, from the due date until the date of payment in full; (2) all reasonable legal fees and other reasonable costs and expenses incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto; and (3)
all reasonable expenses, disbursements, costs and fees incurred in (A) repossessing, storing, preserving, shipping, maintaining, repairing and refurbishing the Aircraft, the Airframe, any Engine or Part to the condition required by Section 12 hereof and (B) preparing the Aircraft, the Airframe, an Engine or Part for sale or lease, advertising the sale or lease of the Aircraft, the Airframe, an Engine or Part and selling or releasing the Aircraft, the Airframe, an Engine or Part.

      No remedy referred to in this Section 13(b) is intended to be exclusive, but, to the extent permissible hereunder or under applicable Law, each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at Law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default.

                                   SECTION 14
                                   ALIENATION

      Lessor shall have the right to assign, sell or encumber any interest of Lessor in the Aircraft or this Lease and/or the proceeds hereof subject to the rights of Lessee under the provisions of this Lease; provided, however, in the case of assignment for security, Lessee shall be reimbursed for any costs reasonably incurred by Lessee in connection therewith. To effect or facilitate any such assignment, sale or encumbrance, Lessee agrees to provide such agreements, consents, conveyances or documents as may be reasonably requested by Lessor, which in the case of an assignment other than for security shall include an unrestricted release of Lessor from its obligations hereunder. Lessee acknowledges that an assignment, sale or encumbrance of Lessor's interest hereunder would not have the effect of altering the terms of this Lease relating to the rights and obligations of Lessee. Lessee agrees that it will not assert against an assignee any claim or defense which it may have against Lessor. The agreements, covenants, obligations, and liabilities contained herein including, but not limited to, all obligations to pay Rent and indemnify each Indemnitee are made for the benefit of each Indemnitee and their respective successors and assigns.

                                   SECTION 15
                                  MISCELLANEOUS

(54) Severability and Construction. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. To the extent permitted by Law, Lessee hereby waives any provisions of Law which renders any provisions hereof prohibited or unenforceable in any respect. This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft or any Engine or Part except as a lessee only. Lessor and Lessee agree that this Lease is to be treated as a lease for U.S. federal income tax purposes.

(55) Governing Law; Jurisdiction. This Lease shall in all respects be governed by, and construed in accordance with, the Laws of the State of California. Lessee hereby irrevocably consents that any legal action or proceeding against it or any of its assets with respect to the Lease may be brought in any jurisdiction where Lessee or any of its assets may be found, or in any court of the State of California or any Federal court of the United States of America located in San Francisco, California, as Lessor may elect, and by execution and delivery of this Lease, Lessee hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its assets, generally and unconditionally, the jurisdiction of the aforesaid courts. Lessee further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, to Lessee at its address set forth on Exhibit A hereto. The foregoing, however, shall not limit the rights of Lessor to serve process in any other manner permitted by Law or to bring any legal action or proceeding or to obtain execution of judgment in any jurisdiction. Lessee hereby irrevocably waives, to the fullest extent permitted by Law, any objection which Lessee may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Lease brought in the State of California, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in the State of California has been brought in an inconvenient forum.

(56) Notices. All notices required under the terms and provisions hereof shall be in writing, shall be sent to Lessor or Lessee at their respective addresses set forth on Exhibit A hereto (or such other addresses as the parties may designate from time to time in writing) and, except as otherwise provided herein, shall become effective upon the earlier of actual receipt or (i) in the case of a letter, the fifth day following posting, and (ii) in the case of a facsimile transmission on the day immediately following the date of dispatch.

(57) Lessor's Right to Perform for Lessee. If Lessee fails to perform or comply with any covenant, agreement or obligation contained herein, Lessor shall have the right but not the obligation to so perform or comply for Lessee, and the reasonable expenses of Lessor incurred in connection therewith, together with interest thereon at the Interest Rate, shall be payable by Lessee to Lessor (as Supplemental Rent) upon demand. The taking of any such action by Lessor shall not constitute a waiver or release of any obligation of Lessee under this Lease, nor a waiver of any Default which may arise out of Lessee's nonperformance of such obligation, nor an election or waiver by Lessor of any remedy or right available to Lessor hereunder.

(58) Counterparts. This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease may be created through the transfer or possession of any counterpart other than the counterpart which has been marked "Original" on the signature page thereof.

(59) Quiet Enjoyment. Lessor covenants that so long as an Event of Default shall not have occurred and be continuing, Lessee shall quietly enjoy the Aircraft and all rents, revenues, profits and income thereto, without interference by Lessor, or by any Person lawfully claiming by or through Lessor.

(60) Brokers. Neither Lessor nor Lessee have utilized the services of any agent, broker or similar third party representation in connection with the transactions contemplated by this Lease and each party agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to reasonable attorneys' fees) asserted by any agent, broker or other third party for any commission or compensation based upon the lease of the Aircraft, if such claim, damage, cost or expense arises out of any action or alleged action by the indemnifying party, its employees or agents.

(61) Time is of the Essence. Time and strict and punctual performance are of the essence with respect to each provision of this Lease.

(62) DISCLAIMER OF CONSEQUENTIAL DAMAGES. LESSEE AGREES THAT IT SHALL NOT BE ENTITLED TO RECOVER, AND HEREBY DISCLAIMS AND WAIVES ANY RIGHT THAT IT MAY OTHERWISE HAVE TO RECOVER, CONSEQUENTIAL DAMAGES (AS SUCH TERM IS DEFINED IN
SECTION 10520(B) OF THE CALIFORNIA UNIFORM COMMERCIAL CODE) AS A RESULT OF ANY BREACH OR ALLEGED BREACH BY LESSOR OF ANY OF THE AGREEMENTS, REPRESENTATIONS OR WARRANTIES OF LESSOR CONTAINED IN THIS LEASE OR THE OTHER RELATED AGREEMENTS.

(63) Security Deposit. Lessor hereby acknowledges the receipt of an initial security deposit in the Initial Amount and Lessee hereby agrees to deposit with Lessor on or before thirty (30) days prior to the Estimated Delivery Date, a final installment of the security deposit in the Further Additional Amount (collectively, the "Security Deposit"). The Security Deposit shall be non-refundable during the Term hereof; provided that the Security Deposit shall be promptly refunded by Lessor to Lessee in the event that Lessor shall fail to tender the Aircraft for delivery in accordance with Section 3 of this Lease on or prior to May 30, 1999, despite Lessee's satisfaction of all conditions to such tender, and Lessee elects to terminate this Lease. Such sums are received by Lessor as security for the timely and faithful performance by Lessee of all of Lessee's obligations under this Lease, and Lessee hereby grants Lessor a security interest therein and in all other sums deposited under this Section 15(j). Lessor shall be entitled to commingle the Security Deposit with its other funds, and Lessee shall not be entitled to any interest or other earnings thereon. If Lessee is in Default hereunder, in addition to all other rights Lessor shall have under the California Uniform Commercial Code as a secured party, Lessor may use, apply or retain all or any portion of the Security Deposit in partial payment for sums due to Lessor by Lessee, to compensate Lessor for any sums it may in its discretion advance as a result of a Default by Lessee, or to apply toward losses or expenses Lessor may suffer or incur as a result of Lessee's Default. If Lessor uses or applies all or any portion of such Security Deposit, such application shall not be deemed a cure of any Defaults, and Lessee shall within five days after written demand therefore deposit with Lessor in cash an amount sufficient to restore the Security Deposit to its original sum and the failure of Lessee to do so shall be a material breach of this Lease by Lessee. Provided Lessee is not in Default under this Lease, the principal amount of such Security Deposit, without interest, and less any costs incurred by Lessor in connection with the termination of the Lease or return of the Aircraft and any amounts owed by Lessee to Lessor under this Lease or otherwise, shall be returned to Lessee on the Expiration Date, provided that Lessee shall have returned the Aircraft in compliance with Section 12 hereof.

(64) Costs. Except as otherwise provided herein, Lessor and Lessee each shall pay its own costs and expenses incurred in connection with the negotiation, documentation and performance of its obligations under this Lease.

(65) Entire Agreement; Modification or Revision. This Lease is intended to be a complete and exclusive statement of the terms of the agreement of the parties hereto, and this Lease supersedes any prior or contemporaneous agreements, whether oral or in writing. Neither this Lease nor any term of this Lease may be modified, rescinded, changed, waived, discharged or terminated except by a writing signed by the party to be charged. Lessor and Lessee acknowledge their agreement to the provisions of this Section 15(l) by their signatures below.

      IN WITNESS WHEREOF, Lessor and Lessee, each pursuant to due authority, have each caused this Lease to be executed by their duly authorized officers as of the day and year first above written.

                                              LESSOR:

                                              FIRST SECURITY BANK, N.A.,
                                              not in its individual capacity
                                              but solely as owner trustee


                                              By:______________________________

                                              Name:____________________________

                                              Its:_____________________________



                                              LESSEE:

                                              FRONTIER AIRLINES, INC.


                                              By:______________________________

                                              Name:____________________________

                                              Its:_____________________________



CERTAIN PROCEEDS OF THIS LEASE ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF NATIONSBANK, N.A., AS AGENT, AND ANY SUCCESSOR AGENT, FOR ONE OR MORE FINANCIAL INSTITUTIONS

                                    EXHIBIT A
                                       to
                            Aircraft Lease Agreement

                             DEFINITIONS AND VALUES

Part I -- General


Additional Insureds shall mean Lessor, Beneficiary, Lender and their respective officers, directors, shareholders, agents and employers and their respective successors and assigns.

Aircraft shall mean the Airframe together with (a) the Engines, whether or not installed on the Aircraft, (b) all Parts or components thereof, (c) spare parts or ancillary equipment or devices furnished with the Aircraft under this Lease,
(d) all Aircraft Documents, and (e) all substitutions, replacements and renewals of any and all thereof.

Aircraft Documents shall mean the items identified on Schedule 2 to Exhibit D, together with all additions and replacements.

Airframe shall mean (a) the Boeing model 737-200A aircraft having Manufacturer's serial number 23007, but not including any engine installed thereon, and (b) any and all Parts so long as the same shall be incorporated or installed on or attached to the Airframe, or so long as title thereto shall remain vested in Lessor in accordance with the terms hereof, after removal from the Airframe.

Airframe Usage Report shall mean a monthly report furnished to Lessor by Lessee in substantially the form attached hereto as Exhibit F showing the number of Flight Hours of operation for the Aircraft during the preceding month.

Approved Insurance Broker shall mean any reputable aviation insurance broker of internationally recognized responsibility and standing approved by Lessor in its sole discretion.

Approved   Insurer   shall   mean  any   reputable   aviation   underwriter   of
internationally recognized responsibility and standing approved by Lessor in its sole discretion.

Basic Rent Payment Date shall mean the 5th calendar day of each month during the Term commencing with the date of the first occurring calendar day of the Term but excluding the Final Basic Rent Payment Date.

Beneficiary shall mean Triton Aviation Services V LLC, a California limited liability company, and its successors and assigns.

Business Day shall mean any day other than a Saturday, Sunday or other day on which banking institutions in San Francisco, California are authorized or required by Law to be closed.

"C" Check shall mean a "C" check in accordance with the Maintenance Program.

"C7" Check shall mean the heaviest maintenance inspection, complete block overhaul, including the twenty thousand (20,000) hour structural inspection items. For purposes of this Lease, the "C7" Check shall be the equivalent of a "D" check.

Casualty Occurrence shall mean any of the following events with respect to the Aircraft, Airframe or any Engine: (a) the actual or constructive total loss of such property (including any damage to such property which results in an insurance settlement on the basis of a total loss, or requisition for use or hire which results in an insurance settlement on the basis of a total loss); (b) such property being destroyed, damaged beyond repair or permanently rendered unfit for normal use for any reason whatsoever; (c) the requisition of title, or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention for any reason of such property by any Governmental Entity or purported Governmental Entity (whether de jure or de facto); or (d) the hijacking, theft, condemnation, confiscation, seizure or requisition for use or hire of such property which deprives any Person permitted by this Lease to have possession and/or use of such property of such possession and/or use for more than 30 days. A Casualty Occurrence with respect to the Aircraft shall be deemed to have occurred if a Casualty Occurrence occurs with respect to the Airframe. A Casualty Occurrence with respect to any Engine shall not, without loss of the Airframe, be deemed a Casualty Occurrence with respect to the Aircraft.

Certificated Air Carrier means any Person (except the United States Government) that is a citizen of the United States of America (as defined in Section 40102 of the Transportation Code) holding an air carrier operating certificate issued pursuant to Chapter 447 of the Transportation Code for the operation of aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

Component shall mean each time controlled, cycle controlled or calendar controlled component of the Aircraft.

Default shall mean an Event of Default or event which would constitute an Event of Default but for the lapse of time or the giving of notice or both.

Delivery Conditions shall mean the conditions in respect of the Aircraft set forth on Exhibit E.

Delivery Date shall mean the date on which the Aircraft is delivered to and accepted by Lessee for purposes of this Lease.

Delivery Location: Dalfort Aerospace in Dallas, Texas.

Dollars shall mean lawful currency of the United States of America.

Engine shall mean each of the two (2) Pratt & Whitney model JT8D-15A engines installed on or furnished with the Aircraft on the Delivery Date, bearing Engine Manufacturer's serial numbers 717108 and 709092, respectively, and any Replacement Engine which may from time to time be substituted therefor pursuant to Section 10; together in each case with any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto remains vested in Lessor in accordance with the terms hereof after removal from such Engine. Except as otherwise set forth herein, at such time as a Replacement Engine shall be so substituted, such replaced Engine shall cease to be an Engine hereunder. The term "Engines" means, as of any date of determination, all Engines then leased hereunder.

Engine Manufacturer: Pratt & Whitney.

Engine Overhaul shall mean a complete overhaul (hot section or cold section refurbishment and life limited part replacement) of an Engine.

Estimated Delivery Date:  April 15, 1999.

Event of Default shall have the meaning  specified in any one or more clauses in
Section 13(a).

Excusable Delay shall mean any of the following causes: (a) act of God or the public enemy, (b) fires, floods, explosions, earthquakes, strikes, epidemics or quarantine restrictions, (c) inability of a maintenance facility to complete its maintenance activities, or (d) any other cause to the extent it is beyond the control of Lessor and not occasioned by its fault or negligence, but only for such length of time as the delivery of the Aircraft is reasonably prevented by such cause or causes.

Expenses means any claims, proceedings, losses, liabilities, damages (whether direct, indirect, special, incidental or consequential), suits, judgments, costs, expenses, fees, penalties or fines (whether civil or criminal) of every nature and kind, including any of the foregoing arising or imposed with or without Indemnitee's fault or negligence, whether passive or active or under the doctrine of strict liability.

Expiration Date shall mean the fifth (5th) anniversary of the Delivery Date.

FAA shall mean the Federal Aviation Administration of the United States Department of Transportation or any successor.

Final Basic Payment Date shall mean the last occurring 5th calendar day of the Term.

Flight Hours shall mean (i) in the case of the Airframe and landing gear, the actual number of hours or fractions thereof that the Aircraft is in flight (from takeoff to landing) as recorded in the Aircraft's log book, and (ii) in the case of an Engine, the actual number of hours or fractions of thereof that such Engine is in operation (from takeoff to landing of the Airframe on which such Engine is installed) as recorded in the Aircraft's log book.

Governmental Entity shall mean and include (a) any national government, or political subdivision thereof or local jurisdiction therein; (b) any board, commission, department, division, organ, instrumentality, court, or agency of any entity described in (a) above, however constituted; and (c) any association, organization, or institution of which any entity described in (a) or (b) above is a member or to whose jurisdiction any such entity is subject or in whose activities any such entity is a participant but only (except for purposes of defining Law below) to the extent that any of the preceding have jurisdiction over the Aircraft or its operations.

Indemnitee shall mean Lessor, Beneficiary, each affiliate and Tax Affiliate of Lessor and Beneficiary, each successor and assign of each of the foregoing and each director, officer, employee and agent of each of the foregoing.

Law shall mean and include (a) any statute, decree, constitution, regulation, order, judgment or other directive of any Governmental Entity; (b) any treaty, pact, compact or other agreement to which any Governmental Entity is a signatory or party; (c) any judicial or administrative interpretation or application of any Law described in (a) or (b) above; and (d) any amendment or revision of any Law described in (a), (b) or (c) above.

Lease shall mean this Lease, each Lease Supplement, and any and all amendments, revisions, supplements and modifications thereto.

Lease Identification: "OWNED BY AND LEASED FROM FIRST SECURITY BANK, N.A., AS OWNER TRUSTEE AT 79 SOUTH MAIN STREET, SALT LAKE CITY, UTAH 84111, U.S.A., AND SUBJECT TO SECURITY INTEREST IN FAVOR OF NATIONSBANK, N.A., AS AGENT, AND ANY SUCCESSOR AGENT, FOR ONE OR MORE FINANCIAL INSTITUTIONS."

Lease Supplement shall mean the Lease Supplement, substantially in the form of Exhibit B hereto, entered into between Lessor and Lessee.

Lender shall mean NationsBank, N.A., as agent, and any successor agent, for one or more financial institutions.

Lessee's Address:                             Frontier Airlines, Inc.
----------------
                                              12015 E. 46th Avenue, #200
                                              Denver, Colorado 80239
                                              Telephone: (303) 371-7400
                                              Facsimile: (303) 371-7007
                                              Attn:  Director, Aircraft Mngmt


Lessor's Address:                             First Security Bank, N.A.
----------------
                                              79 South Main Street
                                              Salt Lake City, Utah  84111
                                              Telephone: (801) 246-5819
                                              Facsimile: (801) 246-5053
                                              Attn: Corporate Trust Department


with a copy to:                               Triton Aviation Services V LLC
                                              c/o Triton Aviation Services Ltd
                                              55 Green Street, Suite 500
                                              San Francisco, CA 94111
                                              Telephone: (415) 956-6311
                                              Facsimile: (415) 398-9184
                                              Attn: Mr. John E. Flynn

Lessor's Liens shall mean Liens arising as a result of (a) claims against Lessor not related to the transactions contemplated by this Lease; or (b) acts of Lessor, not contemplated and expressly permitted under this Lease; or (c) Taxes imposed against Lessor which are not indemnified against by Lessee pursuant to
Section 9(b); or (d) claims against Lessor arising out of the voluntary transfer by Lessor of all or any part of its interests in the Aircraft or this Lease, other than a transfer pursuant to Sections 10 or 13(b) of this Lease.

Lien shall mean any mortgage, pledge, lien, charge, encumbrance, lease, exercise of rights, security interest, claim or right of detention or sale.

Maintenance Program shall mean Lessee's FAA approved maintenance program as in effect from time to time for the Aircraft.

Manufacturer: The Boeing Company.

Parts shall mean all appliances, components, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines), which may now or from time to time be incorporated or installed in or attached to the Airframe or any Engine. Except as otherwise set forth herein, at such time as a replacement part shall be substituted for a
Part in accordance with Section 10 hereof, the Part so replaced shall cease to be a Part hereunder.

Payment Location: Bank of America Illinois, 231 South La Salle Street, Chicago, Illinois 60697, for the account of Triton Aviation Services V LLC, Account No. 79-51523, ABA 071-000039.

Permitted Liens shall mean Liens which are permitted by Section 8(c) hereof.

Person shall mean and include any individual person, corporation, limited liability company, partnership, trust, estate, unincorporated organization, association or Governmental Entity.

Rent shall mean the Initial Rent Payment Amount, Basic Rent, the Final Basic Rent and Supplemental Rent collectively.

Replacement Engine shall mean an engine of the same Engine Manufacturer and model, and having equivalent value, utility, modification and remaining warranty status as the Engine it is intended to replace under Section 10(b) hereof, or, at Lessee's option, an engine of the same Engine Manufacturer as such Engine but of an improved model, and otherwise of an equivalent value and utility and suitable for installation and use on the Airframe without impairing the value or utility of the Airframe.

Return Location: such location as may be agreed to between Lessor and Lessee.

Return Occasion shall mean the event that occurs when possession of the Aircraft is returned from Lessee to Lessor at the end of the Term of this Lease or upon Lessor taking possession pursuant to Section 13(b).

Security Deposit has the meaning ascribed thereto in Section 15(j).

Supplemental Rent shall mean any and all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay hereunder to Lessor, including without limitation, (a) any payment of Casualty Value; (b) any payment of indemnity required by Section 9 hereof; (c) any payment of reserves pursuant to Section 4(b) hereof; and (d) to the extent permitted by applicable Law, interest accruing daily at the Interest Rate (all computations of interest under this Lease to be made on the basis of a 365-day year for the actual number of days elapsed, compounded monthly) calculated: (i) on any part of any installment of Basic Rent not paid on the due date thereof for the period the same remains unpaid and (ii) on any Supplemental Rent not paid when due hereunder until the same is paid.

Tax Affiliate shall mean (a) in the case of the entity that is the Beneficiary on the Delivery Date and in the case of any successor or direct or indirect transferee thereof that is (or is treated as) a partnership for the United States Federal income tax purposes, each general partner, limited partner or member (as the case may be) of the Beneficiary and (b) in the case of any such general partner, limited partner or member which itself is (or is treated as) a partnership for United States Federal income tax purposes, each general partner, limited partner or member thereof (as the case may be).

Taxes shall mean any and all present and future taxes, levies, assessments, duties, imposts, fees, withholdings and other government charges or of any nature, together with any penalties, additions to tax, fines, charges and/or interest thereon or computed by reference thereto.

Term shall mean the term of this Lease specified in the Lease Supplement, commencing on the Delivery Date and ending on the Expiration Date.

Transportation Code means Title 49 of the United States Code.

Part II -- Certain Proprietary and Confidential Terms and Values.

AD Sharing Formula shall be as follows:     P= C x (N-R)
                                                  N
                Where "N" equals the Term in months; "R" represents the remainder of the Term in months after completion of the modification/termination action; "C" equals the cost of the modification/termination action in excess of * and "P" equals the Lessor's share of any cost.

Airframe Reserve Rate:  *  Airframe Flight Hour.

Basic Rent Payment Amount: *  per month in advance.

Casualty Value: *

Deductible Amount:  *

Engine Reserve Rate:  *  per Engine, per Engine Flight Hour.

Final Basic Rent Payment Amount: The Dollar amount obtained by multiplying the Per Diem Rent Rate by the number of days from and including the Final Basic Rent Payment Date to and including the Expiration Date.

Further Additional Amount: * payable in cash but as may be exchanged by Lesse at any time prior to the day immediately preceding the Delivery Date for a letter of credit of equal amount issued from a financial institution acceptable to Beneficiary.

Initial Amount: * paid in cash, receipt of which is hereby acknowledged by Lessor, but as may be exchanged by Lessee at any time prior to the day immediately preceding the Delivery Date for a letter of credit of equal amount issued from a financial institution acceptable to Beneficiary.

Initial Basic Rent Payment Amount: The Dollar amount obtained by multiplying the Per Diem Rent Rate by the number of days from Delivery Date to the first Basic Rent Payment Date.

Interest Rate: Citibank, N.A.'s prime rate plus 3% per annum, but not to exceed the maximum amount permitted by Law.

Landing Gear Reserve Rate:  *  per Airframe Flight Hour.

Per Diem Rent Rate: *

Public  Liability  and  Property  Damage Insurance: *

                                    EXHIBIT B
                                       to
                            Aircraft Lease Agreement

                             LEASE SUPPLEMENT NO. 1



      LEASE SUPPLEMENT NO. 1, dated , 1999, between FIRST SECURITY BANK, N.A., not in its individual capacity but solely as Owner Trustee ("Lessor"), and FRONTIER AIRLINES, INC., a Colorado corporation ("Lessee").

      Lessor and Lessee have previously entered into that certain Aircraft Lease Agreement dated as of February 26, 1999 (herein called the "Lease" and the defined terms therein being hereinafter used with the same meaning). The Lease provides for the execution and delivery from time to time of a Lease Supplement substantially in the form hereof for the purpose of leasing the aircraft described below under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

      The Lease relates to the Aircraft, Parts and Engines as more precisely described below. A counterpart of the Lease is attached hereto and this Lease Supplement and the Lease shall form one document.

      In   consideration   of  the  premises  and  other  good  and   sufficient
consideration, Lessor and Lessee hereby agree as follows:

      1. Lessor hereby delivers and leases to Lessee under the Lease and Lessee hereby accepts and leases from Lessor under the Lease, that certain Boeing model 737-200A commercial jet aircraft, comprised of the Airframe having Manufacturer's serial number 23007 and the two Pratt & Whitney JT8D-15A Engines having Engine Manufacturer's serial numbers 717108 and 709092, respectively (collectively, the "Delivered Aircraft").

      2. The Delivery Date of the Delivered Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

      3. The Term for the Delivered Aircraft shall commence on the Delivery Date and shall end on the Expiration Date, which shall be , 2004. The Initial Basic Rent Payment Amount is due and payable on the date hereof and the Final Basic Rent Payment Date shall be _________________ 5, 2004.

      4. Lessee hereby confirms to Lessor that (i) the Delivered Aircraft and each Engine installed thereon or belonging thereto have been duly marked in accordance with the terms of Section 6(e) of the Lease, (ii) Lessee has accepted the Delivered Aircraft for all purposes hereof and of the Lease, and (iii) Lessee has inspected the Delivered Aircraft and the Delivered Aircraft satisfies the conditions set forth in the Lease.

      5. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

      6. This Lease Supplement may be executed in any number of counterparts, each of such counterparts, except as provided in Section 15(e) of the Lease, shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Lease Supplement.

      IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement No. 1 to be duly executed as of the day and year first above written.



                                              LESSOR,

                                              FIRST SECURITY BANK, N.A.
                                              not in its individual capacity
                                              but solely as owner trustee



                                              By:_______________________________
                                              Name:_____________________________
                                              Its:______________________________



                                              LESSEE,

                                              FRONTIER AIRLINES, INC.


                                              By:_______________________________
                                              Name:_____________________________
                                              Its:______________________________



CERTAIN   PROCEEDS  OF THIS LEASE ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF
NATIONSBANK, N.A., AS AGENT, AND ANY SUCCESSOR AGENT, FOR ONE OR MORE FINANCIAL INSTITUTIONS

                                    EXHIBIT C
                                       to
                            Aircraft Lease Agreement

                          RETURN CONDITION REQUIREMENTS


A.  Certificate of Airworthiness Matters.

              Upon the Return Occasion, the Aircraft shall possess a valid FAA Certificate of Airworthiness and meet the requirements for U.S. domestic operation under FAR Part 121, without restriction (including, without limitation, compliance with Stage III requirements).

B.  General Condition of Aircraft At Return.

              (1) All Aircraft documentation will have been maintained in English and in accordance with the rules and regulations of the FAA.

              (2) The Aircraft shall be in working order, with all pilot discrepancies and deferred maintenance items cleared.

              (3) The Aircraft interior will be clean by scheduled commercial airline standards and shall otherwise be returned in the same condition as at the Delivery Date. The cockpit shall be "touched up" in accordance with standard international airline practice and placards replaced as required.

              (4) The Aircraft will be airworthy and all airworthiness directives requiring compliance prior to return and for a period of one hundred eighty (180) days thereafter will have been performed on the Aircraft prior to the Expiration Date.

              (5)  The   Aircraft   will  be  in  full   compliance   with   the
Manufacturer's Corrosion Prevention and Control Program ("CPCP") specified for the model type by the Manufacturer.

C. Checks Prior to Return. Immediately prior to the return of the Aircraft to Lessor, Lessee at its expense will:

              (1) At the option of Lessor, either (i) perform at an FAA-approved repair station, the next due full and complete zonal, systems and structural check ("C" or its equivalent) in accordance with the Maintenance Program, sufficient to clear the Aircraft for operation until the next scheduled full and complete zonal, systems and structural check under the Maintenance Program, or
(ii) pay Lessor an amount in Dollars representing the average of two (2) bids given for the cost of conducting such check(s) from two (2) independent FAA repair stations.

              (2) Remove Lessee's exterior markings, including all exterior paint, by stripping (or, at Lessor's option, pneumatically scuff/sanding) the paint from the Airframe and properly strip, clean, reseal, refinish, prepare (including application of alodine or another corrosion inhibitor) and prime the surfaces to be painted, all in accordance with the Manufacturer's and paint manufacturer's recommendations. Lessee will then repaint the Airframe white. Such painting will be accomplished in such a manner as to result in a uniformly smooth and cosmetically acceptable aerodynamic surface. As an alternative to repainting the Airframe white as required hereunder, Lessee may instead elect to pay an amount equal to the cost of such repainting. All external placards, signs and markings will be properly attached, free from damage, clean and legible.

              (3) Clean the exterior and interior of the Aircraft.

              (4) Perform full and complete hot section and cold section video borescope on each Engine and its modules in accordance with the Engine Manufacturer's maintenance manual, with Lessor or its representatives entitled to be present. Lessee will provide evidence (photographic or video) to Lessor's satisfaction that such inspection does not reveal any condition which would cause the Engine or any module to be unserviceable. Lessee will, at its expense, correct any discrepancies which may be discovered during such inspection in accordance with the guidelines set out by the Engine Manufacturer. No Engine will be on watch for any reason.

              (5) If the Engine historical and technical records and/or condition trend monitoring data, of any Engine (including the auxiliary power unit), indicate an acceleration in the rate of deterioration in the performance of an Engine or an increase in oil consumption, Lessee will correct, to Lessor's satisfaction, such conditions which are determined to have exceeded Engine Manufacturer's maintenance manual tolerances or otherwise be causing such accelerated rate of deterioration.

              (6) In accordance with Manufacturer's maintenance manual, accomplish a maximum power assurance run on the Engines and accomplish condition, acceleration and bleed valve scheduling checks on the Engines. Lessee will record and evaluate the Engine performance with Lessor and/or its representative entitled to be present. The performance and all operating parameters of each Engine will be within the limits specified in the Manufacturer's maintenance manual so as to ensure that the Engine can be operated on-wing for a period of at least as great a duration as that shown with respect to such Engine on the Delivery Status Certificate as of the Delivery Date, regardless of the operating environment of the Engine.

              (7) In the event the Engine historical and technical records, borescope inspection, trend monitoring and other checks specified in paragraphs
(5), (6) and (7) above result in a dispute with respect to whether an Engine meets the requirements of this Lease, Lessee and Lessor will consult with the Engine Manufacturer and follow the Engine Manufacturer's recommendations (including the accomplishment of an Engine test cell operational check) with regard to determining if such Engine complies with the requirements of this Lease and the manner in which any discrepancies from the requirements of this Lease will be rectified.

D. Part Lives. The condition of the Aircraft and installed systems will be as follows:

              (1) The Aircraft shall be returned with no more time since the last "C7" Check including the 20,000 hour structural inspection items or the equivalent heaviest maintenance inspection (complete block overhaul) as provided at the Delivery Date. Lessee may return the Aircraft with more time since last "C7" Check provided Lessee pays Lessor the difference between the time since the last "C7" Check upon delivery and the actual time since "C7" Check upon return, times the Airframe Maintenance Reserve Amount. However, in no event shall the Aircraft have less than one "C" Check interval remaining until the next "C7" Check. Airframe Maintenance Reserves may be used to offset this amount.

              (2) Each Engine shall be returned with the same time remaining or more time remaining until the next restriction as at the Delivery Date. Each Engine shall have no more time since last heavy shop visit, last hot section refurbishment and last cold section refurbishment as at the Delivery Date. Engine disk sheets shall be used for reference.

              (3) Each landing gear will be serviceable. Each landing gear shall be returned with the same amount of time remaining or more time remaining until the next restriction as at the Delivery Date. Lessee may return a landing gear with less time remaining until the next restriction provided Lessee pays Lessor the difference between the time remaining until the next restriction upon delivery and the time remaining until the next restriction upon return times the Landing Gear Reserve Rate. Landing Gear Reserves may be used to offset this amount. However, in no event shall any single landing gear have less than one
(1) "C" Check interval remaining.

              (4) Each APU will be returned in serviceable condition and shall pass borescope.

              (5) Each Component (excluding the Engines but including any components thereon) will be returned in serviceable condition with at least 3,000 hours or cycles or twelve (12) months remaining, whichever is more limiting.

                                    EXHIBIT D
                                       to
                            Aircraft Lease Agreement

                      CERTIFICATE AS TO STATUS OF AIRCRAFT

              FIRST SECURITY BANK, N.A., not in its individual capacity, but solely as owner trustee ("Lessor"), and FRONTIER AIRLINES, INC., a Colorado corporation ("Lessee"), hereby certify as follows:

              1. Lessor and Lessee are parties to that certain Aircraft Lease Agreement dated February 26, 1999 (the "Lease"), with respect to the Boeing 737-200A commercial jet aircraft bearing manufacturer's serial number 23007 and current Federal Aviation Administration registration number N237TR. Capitalized term not otherwise defined herein shall have the meanings assigned to them in the Lease.

              2. Lessor and Lessee acknowledge and agree that the status of the Airframe and the Engines on the Delivery Date are as set forth in Schedule 1 hereto, that the Aircraft, together with the Aircraft Documents described on
Schedule 2 hereto, are delivered by Lessor to Lessee in accordance with the Lease on the date of this Certificate and that the Aircraft and Aircraft Documents have been technically accepted by Lessee in accordance with the provisions of the Lease.

              INWITNESS WHEREOF,  Lessor and Lessee have caused this Certificate to be duly executed as of this day of , 1999.
LESSOR,

                                              FIRST SECURITY BANK, N.A.,
                                              not in its individual capacity
                                              but solely as owner trustee

                                              By:__________________________
                                              Name:________________________
                                         Its:___________________________

LESSEE,
FRONTIER AIRLINES, INC.

                                              By:___________________________
                                              Name:_________________________
                                         Its:____________________________

                                   SCHEDULE 1

                                       TO

                      CERTIFICATE AS TO STATUS OF AIRCRAFT


                                 Aircraft Status
                              on The Delivery Date


Airframe Heaviest Check ("C7" Check or Equivalent):

              Interval:  _____ Hrs. (____ months)
              Time Remaining:  _________ Hrs.


Airframe "C" Check (or Equivalent):

              Interval:  ______ Hrs.
              Time Remaining:  ______ Hrs.


Landing Gear Overhaul:

              Interval:
              ______ cycles Left Gear
              ______ cycles Right Gear
              ______ cycles Nose Gear
              ______ cycles Center Gear


              Time Remaining:
              _____ cycles Left Gear
              _____ cycles Right Gear
              _____ cycles Nose Gear
              _____ cycles Center Gear

Engines Time Remaining to First Restriction:

              See attached engine disk sheets attached as Schedule 3 for Engines delivered on the Delivery Date.


   APU                      TT                     TC                  TSO
SN P_____                 _____ hr               _____ cy             ____ hrs



              CSO                           Limiter




Fuel on Board at Delivery:
             _____ Gal. U.S.

                                   SCHEDULE 2

                                       TO

                      CERTIFICATE AS TO STATUS OF AIRCRAFT


                         AIRCRAFT DOCUMENTS (Estimated)


A.       CERTIFICATES

         o        FAA Certificate of Airworthiness

B.       AIRCRAFT STATUS RECORDS

         o        Log Books
         o        Airframe Maintenance Status Report
         o        Supplemental Structural Inspection Document Status
                  (if applicable)
         o        Manufacturer's Service Bulletin Status Report
         o        Airworthiness Directive Compliance Report
                  (terminated and repetitive)
         o        Modification Status Report List
                  (documents will be provided upon request)
         o        Last Weighing Report
         o List of Life Limited Components with remaining hours/cycles

C.       AIRCRAFT MAINTENANCE RECORDS (last heavy maintenance visits)

         o        Test Flight Reports
         o        X-ray pictures
         o        Last annual check and heaviest maintenance check Work Cards

D.       AIRCRAFT HISTORY RECORDS

         o        Aircraft Maintenance History Cards
         o        Service Difficulty Report
         o        Accident or Incident Report (Major Structural Repair)

E.       ENGINE RECORDS (for each engine)

         o        Engine time and cycle records
         o        Last overhaul and repair documents
                  (including FAA Forms 337)
         o        Airworthiness Directive Compliance Report
                  (terminated and repetitive)
         o        Manufacturer's Service Bulletin Status Report
         o List of Time Controlled Components with remaining hours and cycles
         o        Modification Status Report
         o        Engine Disc Sheets
         o        Engine Build Specifications

F.       APU RECORDS

         o        Last Overhaul and Repair Documents
                  (including modification status)
         o        Airworthiness Directive Compliance Report
                  (terminated and repetitive)
         o        Manufacturer's Service Bulletin Status Report
         o List of Time Controlled Components with remaining hours/cycles
         o        Modification Status Report

G.       COMPONENT RECORDS

         o Time Controlled Component Historical Records with Installation and Serviceability Tags

H.       MANUALS

         o        Airplane Flight Manual
                  (Manufacturer Approved, FAA Approved)
         o        Flight Crew Operating Manual
         o        Weight and Balance Manual
         o        Wiring Diagram Manual
                  (microfilm and hard copy if available)
         o        Illustrated Parts Catalog (microfilm)
         o        Aircraft Maintenance Manual (microfilm)
         o Manufacturer's Engine Maintenance Manual and any approved engineering changes, as applicable

I.       MISCELLANEOUS TECHNICAL DOCUMENTS

         o        Maintenance Program Specifications
         o        Interior Configuration Drawings
         o        Original Delivery Documents
         o        Loose Equipment Inventory

                                   SCHEDULE 3

                                       TO

                      CERTIFICATE AS TO STATUS OF AIRCRAFT

                                    EXHIBIT E
                                       to
                            Aircraft Lease Agreement

                         DELIVERY CONDITION REQUIREMENTS



                  On the Delivery Date, the Aircraft shall be delivered in "as is" condition; provided, however, the Aircraft shall meet the following conditions:

(1) The Aircraft shall be in compliance with the requirements for domestic operation in the United States, will meet the requirements of FAA Part 121, shall have a current and valid FAA Certificate of Airworthiness, will have LGW Stage III (Nordam hushkit) installed thereon, and will have flight data recorder systems installed which conform to the requirements of FAR 121.344(b)(1) or
(b)(2), as applicable.

(2) The records required for Lessee to operate the Aircraft and bridge the Aircraft onto Lessee's maintenance program will be in English.

(3) The Aircraft will be in working order with all pilot discrepancies and deferred maintenance items cleared.

(4) The Aircraft will be airworthy and all AD's requiring compliance on the Delivery Date and for a period of one hundred eighty (180) days thereafter, will be accomplished. The Aircraft will be in full compliance with the CPCP program.

(5) The Aircraft shall be clean by scheduled commercial airline standards. The interior will be delivered in a one hundred nineteen (119) seat standard class passenger configuration with a minimum seat pitch of 31 inches. Lessor will install galleys recommended by Lessee subject to timing and availability thereof.

(6) The Aircraft shall have next scheduled "C" Check performed in accordance with the Boeing MPD maintenance program. The Aircraft will be bridged onto the Boeing MPD maintenance program.

(7) Each Engine shall be delivered in serviceable condition. Each Engine shall have at least three thousand (3,000) hours or cycles (whichever is more limiting) of life remaining as described on the engine disk sheets.

(8) Each Engine shall have had a full and complete hot section and cold section video borescope performed on such Engine and its modules in accordance with the Engine Manufacturer's maintenance manual. Lessor will provide evidence (photographic or video) to Lessee's satisfaction that such inspection does not reveal any condition which would cause the Engine or any module to be unserviceable. Lessor will, at its expense, correct any discrepancies which may be discovered during such inspection in accordance with the guidelines set out by the Engine Manufacturer. No Engine will be on watch for any reason.

(9) If the Engine historical and technical records and/or condition trend monitoring data, of any Engine (including the auxiliary power unit), indicate an acceleration in the rate of deterioration in the performance of an Engine or an increase in oil consumption, Lessor will correct, to Lessee's satisfaction, such conditions which are determined to have exceeded Engine Manufacturer's maintenance manual tolerances or otherwise be causing such accelerated rate of deterioration.

(10) In accordance with Manufacturer's maintenance manual, accomplish a maximum power assurance run on the Engines and accomplish condition, acceleration and bleed valve scheduling checks on the Engines. Lessor will record and evaluate the Engine performance with Lessee and/or its representative entitled to be present. The performance and all operating parameters of each Engine will be within the limits specified in the Manufacturer's maintenance manual so as to ensure that the Engine can be operated on-wing for a period of at least as great a duration as that shown with respect to such Engine on the Delivery Status Certificate as of the Delivery Date, regardless of the operating environment of the Engine.

(11) In the event the Engine historical and technical records, borescope inspection, trend monitoring and other checks specified in paragraphs (8), (9) and (10) above result in a dispute with respect to whether an Engine meets the requirements of this Lease, Lessee and Lessor will consult with the Engine Manufacturer and follow the Engine Manufacturer's recommendations (including the accomplishment of an Engine test cell operational check) with regard to determining if such Engine complies with the requirements of this Lease and the manner in which any discrepancies from the requirements of this Lease will be rectified.

(12) Each landing gear shall have no less than three thousand (3,000) hours remaining to the next scheduled overhaul and no landing gear component shall have less than fifteen thousand (15,000) cycles remaining life.

(13) Each APU will be delivered in serviceable condition and shall pass borescope inspection.

(14) Each Component (excluding the engines but including any components thereon) will be delivered in serviceable condition with at least three thousand (3,000) hours or cycles or twelve (12) months remaining, whichever is more limiting.

(15) The Aircraft shall be delivered painted in Lessee's livery.

(16) Lessor will increase the MTOW to one hundred twenty thousand (120,000) pounds and the MLW to one hundred seven thousand (107,000) pounds (the "Weight Increases"). It is understood the Weight Increases are produced by Manufacturer and may not be available on the Delivery Dates. Lessor will use best efforts to obtain the Weight Increases (which were ordered by Lessee in November, 1998) in a timely fashion.

                                    EXHIBIT F
                                       to
                            AIRCRAFT LEASE AGREEMENT

                              AIRFRAME USAGE REPORT
                                 dated __/__/__
                          in respect of the period from
                              __/__/__ to __/__/__



                         Number of Hours Operated      Number of Cycles Operated

Airframe

Engine # 1
Serial Number:___________


Engine #2
Serial Number:___________


Landing Gear

                                TABLE OF CONTENTS

SECTION 1    DEFINITIONS.....................................................1

SECTION 2    LEASE AND CONDITIONS............................................1

SECTION 3    DELIVERY AND ACCEPTANCE; TERM ..................................2

SECTION 4    RENT AND RESERVES...............................................3

SECTION 5    REPRESENTATIONS AND WARRANTIES..................................4

SECTION 6    POSSESSION, USE AND MAINTENANCE.................................6

SECTION 7    INFORMATION AND INSPECTION .....................................9

SECTION 8    CERTAIN COVENANTS OF LESSEE ....................................9

SECTION 9    INDEMNIFICATION ...............................................10

SECTION 10   CASUALTY OCCURRENCES...........................................13

SECTION 11   INSURANCE......................................................15

SECTION 12   RETURN OF AIRCRAFT AND RECORDS.................................21

SECTION 13   DEFAULT AND REMEDIES...........................................22

SECTION 14   ALIENATION.....................................................23

SECTION 15   MISCELLANEOUS..................................................24

EXHIBIT A..................................................................A-1

EXHIBIT B..................................................................B-1

EXHIBIT C..................................................................C-1

EXHIBIT D..................................................................D-1

EXHIBIT E..................................................................E-1

EXHIBIT F..................................................................F-1